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                                                                  Exhibit 99.j.

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 33-3920) of Hartford HLS Series Fund II, Inc. and to the incorporation by reference of our reports dated February 6, 2004 for the Hartford Blue Chip Stock HLS Fund, Hartford Capital Opportunities HLS Fund, Hartford Growth Opportunities HLS Fund, Hartford International Stock HLS Fund, Hartford LargeCap Growth HLS Fund, Hartford MidCap Stock HLS Fund, Hartford SmallCap Growth HLS Fund, Hartford SmallCap Value HLS Fund, Hartford U.S. Government Securities HLS Fund, Hartford Multisector Bond HLS Fund and Hartford Value Opportunities HLS Fund (portfolios of the Hartford HLS Series Fund II, Inc.) and for the Hartford Global Leaders HLS Fund, Hartford High Yield HLS Fund, Hartford Focus HLS Fund, Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund, Hartford Global Health HLS Fund, Hartford Global Technology HLS Fund, Hartford Growth HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund, Hartford Value HLS Fund, Hartford Advisers HLS Fund, Hartford Bond HLS Fund, Hartford Capital Appreciation HLS Fund, Hartford Dividend and Growth HLS Fund, Hartford Equity Income HLS Fund, Hartford Global Advisers HLS Fund, Hartford Index HLS Fund, Hartford International Opportunities HLS Fund, Hartford MidCap HLS Fund, Hartford Money Market HLS Fund, Hartford Mortgage Securities HLS Fund, Hartford Small Company HLS Fund and Hartford Stock HLS Fund (portfolios of the Hartford Series Fund, Inc.) included in the
December 31, 2003 Annual Reports to Shareholders of Hartford HLS Series
Fund II, Inc. and Hartford Series Fund, Inc.



                                       /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2004